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                                                                      EXHIBIT 21


           LIST OF SUBSIDIARIES OF CORRECTIONS CORPORATION OF AMERICA
                           (as of December 31, 2000)


First Tier Subsidiaries:   CCA of Tennessee, Inc., a Tennessee corporation
                           JJFMSI Acquisition Sub, Inc., a Tennessee corporation
                           PMSI Acquisition Sub, Inc., a Tennessee corporation
                           *Agecroft Properties, Inc., a Tennessee corporation
                           Prison Realty Management, Inc., a Tennessee
                              corporation

Second Tier Subsidiaries:  Correctional Service Acquisition Sub, Inc., a
                              Tennessee corporation
                           CCA (UK) Ltd., a United Kingdom corporation
                           Corrections Corporation of Canada, Inc., a Canadian
                              corporation
                           CCA International, Inc., a Delaware corporation Viccor Investments PTY. LTD., a Victoria (Australia)
                              corporation
                           Technical and Business Institutes of America, Inc., a
                              Tennessee corporation
                           TransCor Puerto Rico, Inc., a Puerto Rico corporation TransCor America, LLC, a Tennessee limited liability company
                           Privatized Management Acquisition Sub, Inc., a
                              Tennessee corporation

Third Tier Subsidiaries:   CCA France, a French corporation





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* Sold by the Company on April 10, 2001.